Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Emerald Holding, Inc. of our report dated March 15, 2023 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Emerald Holding, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Irvine, California

November 6, 2023